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                                                                      Exhibit 99


                                            CONTACT: ROBERT BUTTER - MEDIA
                                                    (412) 456-3866


                                              JEFF SWOVELAND - ANALYSTS
                                                    (412) 553-5869

FOR IMMEDIATE RELEASE


             EQUITABLE RESOURCES COMPLETES $630 MILLION ACQUISITION

                EQUITABLE'S NATURAL GAS RESERVES MORE THAN DOUBLE

                  Acquisition Immediately Accretive to Earnings


         PITTSBURGH, FEBRUARY 15, 2000 - Equitable Resources (NYSE: EQT) today completed the previously announced acquisition of the Appalachian production assets of Statoil Energy, Inc. for $630 million, subject to customary closing adjustments. The acquisition will be immediately accretive to earnings.

         Statoil's production assets are contiguous to Equitable's Appalachian properties and consist of approximately 1.2 TCF (trillion cubic feet) of proven gas reserves and 6500 natural gas wells in West Virginia, Kentucky, Virginia, Pennsylvania and Ohio. This acquisition will more than double Equitable's natural gas reserves in the northeast United States energy market. Equitable's Appalachian assets will now include approximately 2.2 TCF (trillion cubic feet) of proven gas reserves and 12,600 natural gas and oil wells in West Virginia, Kentucky, Virginia, Pennsylvania and Ohio. The combination of wells and reserves makes Equitable the leading natural gas producer in the Appalachian basin.

         "The addition of these assets and resources to Equitable's Appalachian business represent a high-value, low-risk opportunity for improving the overall

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quality and efficiency of our production assets," said Murry S. Gerber,
Equitable's president and chief executive officer. "The benefits of this acquisition go beyond making Equitable the leading gas supplier in the Appalachian basin. We now have a dual platform for growth and increased profitability by `high-grading' our total Appalachian portfolio."

         Equitable's cash purchase of the stock of Statoil subsidiaries--Eastern States Exploration Company and Eastern States Oil & Gas, Inc.--will be accounted for as a purchase. Equitable's strong financial position allows it to fund the acquisition initially through commercial paper to be replaced by a combination of financings and cash from asset sales derived from high-grading its Appalachian production portfolio.

         Equitable Resources is an integrated energy company, with emphasis on Appalachian area natural gas production, natural gas transmission and distribution and leading-edge energy management services for customers throughout the United States. The company also has exploration and production interests in the Gulf of Mexico and energy service management projects in selected international markets.

         EQUITABLE RESOURCES' RECENT NEWS RELEASES ARE AVAILABLE FREE BY FAX OR THROUGH COMPANY NEWS ON CALL AT 1-800-758-5804, EXT. 289250; OR ON THE INTERNET AT http://www.eqt.com.

Disclosures in this release include forward-looking statements related to energy prices, projected company plans and expected results of operations. The company notes that a variety of factors could cause the company's actual results to differ materially from the anticipated results or other expectations expressed in the company's forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the company's business include, but are not limited to, the following: weather conditions, the pace of deregulation of retail natural gas and electricity markets, the timing and extent of changes in commodity prices for natural gas and crude oil, availability of financing, changes in interest rates, the timing and extent of the company's success in acquiring natural gas and crude-oil properties and in discovering, developing and producing reserves, the inability of the company or others to remediate Year 2000 concerns in a timely fashion, delays in obtaining necessary governmental approvals and the impact of competitive factors on profit margins in various markets in which the company competes.